As filed with the Securities and Exchange Commission on November 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VITAMIN SHOPPE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Harmon Meadow Boulevard Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Vitamin Shoppe 2009 Equity Incentive Plan, as amended

(Full Title of the Plan)

Copies to:

David M. Kastin Senior Vice President, General Counsel and Corporate Secretary 300 Harmon Meadow Boulevard Secaucus, New Jersey 07094	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022-4611 (212) 446-4800
(Name and Address of Agent For Service)

(201) 868-5959

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,250,000 shares(1)	$28.59(2)	$64,327,500(2)	$6,478.91(2)

(1)	This Registration Statement covers 2,250,000 shares of common stock, par value $0.01 per share of Vitamin Shoppe, Inc. (the “Company”) for offer or sale under the Amended and Restated Vitamin Shoppe 2009 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of future stock splits, stock dividends or similar transactions under the Plan.
(2)	The registration fee for the 2,250,000 shares is estimated pursuant to Rule 457(h) under the Securities Act. The 2,250,000 shares being registered on this Form S-8 are available for future issuance under the Plan. The price per share and aggregate offering price are based on the average of the high and low sale prices per share of common stock of the Company quoted on the New York Stock Exchange on October 30, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents, which have been filed by Vitamin Shoppe, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, filed with the SEC on February 24, 2015 (the “Annual Report”);

(b)	The Company’s Quarterly Report on Form 10-Q, for the quarterly period ended September 26, 2015, filed with the SEC on November 4, 2015

(c)	The Company’s Quarterly Report on Form 10-Q, for the quarterly period ended June 27, 2015, filed with SEC on August 5, 2015;

(d)	The Company’s Quarterly Report on Form 10-Q, for the quarterly period ended March 28, 2015, filed with the SEC on May 6, 2015;

(e)	The Company’s Current Reports on Form 8-K, filed with the SEC on June 11, 2015, June 5, 2015, May 14, 2015, May 6, 2015, April 7, 2015, March 30, 2015, March 4, 2015, and January 7, 2015;

(f)	Sections of the Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2015, incorporated by reference into the Annual Report; and

(g)	The description of the common stock, par value $0.01 per share, of the registrant included in its Registration Statement on Form 8-A filed with the SEC on October 27, 2009.

All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, as amended, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, as amended.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the state of Delaware.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated certificate of incorporation provides for the indemnification of directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. In addition, as permitted by the Delaware General Corporation Law, the Company’s certificate of incorporation provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

The Company’s third amended and restated bylaws provide for the indemnification of all of its current and former directors and current or former officers to the fullest extent permitted by the Delaware General Corporation Law.

The Company has entered into indemnification agreements with its directors and officers to indemnify them against liabilities which may arise by reason of their status or service as a director or officer.

Item 7. Exemption from Registration.

Not applicable.

Item 8. Exhibits.

Reference is made to the Index of Exhibits that immediately precedes the exhibits filed with this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, State of New Jersey, on October 28, 2015.

VITAMIN SHOPPE, INC.

Signature	Title

/s/ Colin Watts	Chief Executive Officer and Director
Colin Watts	(Principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Colin Watts, Brenda Galgano and David M. Kastin, and each of them (with full power to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform such, each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement and the forgoing Power of Attorney have been signed by the following persons in the capacities indicated on October 28, 2015.

Signature	Title

/s/ Colin Watts	Chief Executive Officer and Director
Colin Watts	(Principal executive officer)

/s/ Brenda Galgano	Executive Vice President and Chief Financial Officer
Brenda Galgano	(Principal financial officer)

/s/ Dan Lamadrid	Chief Accounting Officer
Dan Lamadrid	(Principal accounting officer)

/s/ B. Michael Becker	Director
B. Michael Becker

/s/ John D. Bowlin	Director
John D. Bowlin

/s/ Catherine E. Buggeln	Director
Catherine E. Buggeln

/s/ Deborah M. Derby	Director
Deborah M. Derby

/s/ John H. Edmondson	Director
John H. Edmondson

/s/ David H. Edwab	Director
David H. Edwab

/s/ Richard L. Markee	Director
Richard L. Markee	(Chairperson)

/s/ Richard L. Perkal	Director
Richard L. Perkal

/s/ Beth M. Pritchard	Director
Beth M. Pritchard

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Vitamin Shoppe 2009 Equity Incentive Plan (incorporated by reference to Annex A of the Definitive Proxy Statement of Vitamin Shoppe, Inc. filed with the SEC on April 12, 2012 (File No. 001-34507))

5.1	Opinion of Kirkland & Ellis LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)*

*	Filed herewith.